EXHIBIT 23.3


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2000, except for Note 15 as to which the date is June 20, 2000, relating to the consolidated financial statements of Blaze Software, Inc. for the year ended March 31, 2000 which appear in the Company's Report on Form 6-K (No. 000-31655) dated November 14, 2000 and the Registration Statement on Form F-4 (No. 333-45430) of BROKAT Aktiengesellschaft.


/s/  Pricewaterhouse Coopers LLP
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December 13, 2000
San Jose, California